Exhibit 4.1

EXECUTION VERSION

USG CORPORATION

SUPPLEMENTAL INDENTURE NO. 5
5.875% Senior Notes due 2021
THIS SUPPLEMENTAL INDENTURE NO. 5, dated as of October 31, 2013 (this “Supplemental Indenture”), by and among USG CORPORATION, a Delaware corporation (the “Company”), each of UNITED STATES GYPSUM COMPANY, a Delaware corporation, L&W SUPPLY CORPORATION, a Delaware corporation, USG FOREIGN INVESTMENTS, LTD., a Delaware corporation, and USG INTERIORS, LLC, a Delaware limited liability company (collectively, the “Guarantors”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor trustee (the “Trustee”).
RECITALS OF THE COMPANY:
WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of November 1, 2006 (the “Base Indenture”), as previously amended, supplemented and modified (the “Indenture”), providing for the issuance from time to time of one or more Series of Securities;
WHEREAS, Article Eight of the Indenture provides for various matters with respect to any Series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture;
WHEREAS, Section 8.1(e) of the Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any Series as permitted by Sections 2.1 and 2.3 of the Indenture; and
WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.
NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:
For and in consideration of the premises and the issuance of the Series of Securities provided for herein, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities of such Series as follows:
ARTICLE ONE
RELATION TO INDENTURE; DEFINITIONS; RULES OF CONSTRUCTION
SECTION 1.01 Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Indenture. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, these Securities, and shall not apply to any other Series of Securities that may be issued under the Indenture unless a supplemental indenture with respect to such other Series of Securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall supersede any corresponding provisions in the Base Indenture.
SECTION 1.02 Definitions. For all purposes of this Supplemental Indenture, the following terms shall have the respective meanings set forth in this Section.
“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein during the Distribution Compliance Period, the rules and procedures of the Depositary applicable to such transaction and as in effect from time to time.
“Capital Markets Indebtedness” means Funded Debt of the Company or any Subsidiary in the form of, or represented by, bonds (other than surety bonds, indemnity bonds, performance bonds or bonds of a similar nature) or other securities that are, or may be, quoted, listed or purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A). For purposes of clarity, it is understood that indebtedness under bank indebtedness (including indebtedness incurred pursuant to the USG Credit Agreement (and any amendment, supplement or replacement thereof) and the Credit Agreement dated as of June 30, 2009 between CGC Inc. and The Toronto-Dominion Bank, as amended) will not constitute Capital Markets Indebtedness.
“Definitive Security” means a certificated Security bearing, if required, the appropriate restricted securities legend set forth in Section 2.06(e).
“Depositary” means The Depository Trust Company, its nominees and their respective successors.
“Distribution Compliance Period” means, with respect to any Securities, the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the issue date with respect to such Securities.
“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States, any State thereof or the District of Columbia.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or (ii) entered into for the purpose of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Guaranty Agreement” means a guaranty agreement, substantially in the form attached hereto as Exhibit B, pursuant to which a future Subsidiary Guarantor guarantees the Company’s obligations under this Supplemental Indenture and with respect to the Securities on the terms provided for in Article Three of this Supplemental Indenture.
“Initial Purchasers” means (1) with respect to the Securities issued on the Issue Date, Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named on Schedule I to the Purchase Agreement, and (2) with respect to each issuance of Additional Securities, the Persons initially purchasing such Additional Securities from the Company under the related Purchase Agreement.
“Issue Date” means October 31, 2013.
“Purchase Agreement” means (1) with respect to the Securities issued on the Issue Date, the Purchase Agreement dated October 28 , 2013, among the Company, the Guarantors and Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named on Schedule I thereto, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company, the Guarantors and the Persons purchasing such Additional Securities.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Registrar” means any Person (which may include the Company) authorized by the Company to register the transfer or exchange of Securities.
“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.
“Securities” means $350 million aggregate principal amount of 5.875% Senior Notes due 2021 issued on the Issue Date and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.
“Subsidiary Guarantor” means each Guarantor and each other Subsidiary of the Company that hereafter guarantees the Securities pursuant to the terms of this Supplemental Indenture.
“Subsidiary Guaranty” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations under this Supplemental Indenture and with respect to the Securities pursuant to Article Three of this Supplemental Indenture or contained in the Guaranty Agreement.
“Transfer Restricted Securities” means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.06(e) hereto.
“USG Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of December 21, 2010, among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and Wells Fargo Bank, N.A., as co-syndication agents, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as lead arrangers and bookrunners, and Wells Fargo Securities LLC, as bookrunner, as amended.

SECTION 1.03    Other Definitions.

Term	Defined in Section:

“Additional Securities”	2.02
“Agent Members”	2.04
“Global Securities”	2.03
“Guaranteed Obligations”	3.01
“Regulation S”	2.03
“Regulation S Global Security”	2.03
“Rule 144A”	2.03
“Rule 144A Global Security”	2.03

SECTION 1.04 Rules of Construction. For all purposes of this Supplemental Indenture:
(a)    capitalized terms used herein without definition shall have the meanings specified in the Indenture;
(b)    all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture;
(c)    the terms “herein”, “hereof”, “hereunder” and other words of similar import refer to this Supplemental Indenture; and
(d)    in the event of a conflict with the definition of terms in the Indenture, the definitions in this Supplemental Indenture shall control.

ARTICLE TWO
THE SECURITIES
SECTION 2.01 Title of the Securities. There shall be a Series of Securities designated the 5.875% Senior Notes due 2021 (the “Securities”).
SECTION 2.02 Limitation on Aggregate Principal Amount. The Securities will be initially issued in an aggregate principal amount of $350,000,000; provided that the Company may from time to time, without giving notice to or seeking the consent of the Holders of the Securities, issue securities having the same terms (other than the issue price, interest accrual date and, in some cases, the first interest payment date) and any additional securities (the “Additional Securities”) having such similar terms, together with the applicable Securities, will constitute a single Series of Securities under the Indenture; provided, however, that no Additional Securities shall be issued that are not fungible for U.S. Federal income tax purposes with any other securities issued under the Indenture.
SECTION 2.03 Form and Dating. The Securities will be offered and sold by the Company pursuant to the Purchase Agreement. The Securities will be initially resold only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”) and Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Regulation S Global Security”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. Except as set forth in this Section 2.03, beneficial ownership interests in the Regulation S Global Security will not be exchangeable for interests in the Rule 144A Global Security or any other Security prior to the expiration of the Distribution Compliance Period.
Beneficial interests in Regulation S Global Securities may be exchanged for interests in Rule 144A Global Securities prior to the expiration of the Distribution Compliance Period if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Security first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Regulation S Global Security is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.
Beneficial interests in a Rule 144A Global Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form set forth on the reverse side of the Security) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).
The Rule 144A Global Security and the Regulation S Global Security are collectively referred to herein as “Global Securities”. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.
SECTION 2.04 Book-Entry Provisions. This Section 2.04 shall apply only to a Global Security deposited with or on behalf of the Depositary.
The Company shall execute and the Trustee shall, in accordance with this Section 2.04, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Securities Custodian.
Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Supplemental Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.
SECTION 2.05 Definitive Securities. Except as provided in this Section 2.05, Section 2.06 or Section 2.07, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.
SECTION 2.06 Transfer and Exchange.
(a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:
(x) to register the transfer of such Definitive Securities; or
(y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:
(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Securityholder thereof or its attorney duly authorized in writing; and
(ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred in accordance with Section 2.06(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:
(A) if such Definitive Securities are being delivered to the Registrar by a Securityholder for registration in the name of such Holder, without transfer, a certification from such Securityholder to that effect; or

(B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or
(C) if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the registration requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.06(e)(i).
(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security or a Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:
(i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Regulation S Global Security; and
(ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)) or Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security or Regulation S Global Security, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security or Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security or Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities or Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate of the Company, a new Rule 144A Global Security or Regulation S Global Security, as applicable, in the appropriate principal amount.
(c) Transfer and Exchange of Global Securities.
(i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the

Global Security. The Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.
(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.
(iii) Notwithstanding any other provisions of this Supplemental Indenture (other than the provisions set forth in Section 2.07), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
(d) Certain Restrictions on Transfer of Regulation S Global Securities. During the Distribution Compliance Period, beneficial ownership interests in Regulation S Global Securities may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company or (ii) in an offshore transaction in accordance with Regulation S, in each case in accordance with any applicable securities laws of any State of the United States.
(e) Legend.
(i) Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof), shall bear a legend in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: SIX MONTHS] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT

OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
Each Security evidencing a Global Security offered and sold to QIBs pursuant to Rule 144A shall, in addition to the foregoing, bear a legend in substantially the following form:
EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
Each certificate evidencing a Security offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:
THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.
Each Definitive Security shall also bear the following additional legend:
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
(ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).
(f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancellation or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.
(g) Obligations with Respect to Transfers and Exchanges of Securities.
(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.
(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 8.5 or 12.3 of the Indenture).
(iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
(iv) The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.
(v) All Securities issued upon any transfer or exchange pursuant to the terms of this Supplemental Indenture shall evidence the same debt and shall be entitled to the same benefits under this Supplemental Indenture as the Securities surrendered upon such transfer or exchange.
(h) No Obligation of the Trustee.
(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Securityholders and all payments to be made to Securityholders under the Securities shall be given or made only to or upon the order of the registered Securityholders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
SECTION 2.07 Definitive Securities.
(a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian for the Depositary pursuant to Section 2.03 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.06 hereof and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security and the Depositary fails to appoint a successor depositary or if at any time such Depositary ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended, in either case, and a successor depositary or clearing system is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Supplemental Indenture.
(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.07 shall be surrendered by the Depositary to the Trustee to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.07 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and any integral multiples of $1,000 in excess of $2,000 and registered in such names as the Depositary shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.06(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit A hereto.
(c) Subject to the provisions of Section 2.07(b) hereof, the registered Securityholder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Securityholder is entitled to take under this Supplemental Indenture or the Securities.
(d) In the event of the occurrence of any one of the events specified in Section 2.07(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Company expressly acknowledges, with respect to the right of any Securityholder to pursue a remedy pursuant to Section 5.7 of the Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.
SECTION 2.08 Optional Redemption. (a) Except as set forth in this Section 2.08 and subject to compliance with Article Twelve of the Indenture, the Company shall not be entitled to redeem the Securities at its option.

(b) The Company may redeem the Securities at its option, in whole or in part, at any time and from time to time on or after November 1, 2016, at the following redemption prices (expressed in percentages of principal amount on the redemption date), plus any accrued and unpaid interest to the redemption date (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 1 of the years set forth below:

Period	Redemption Price
2016	104.406%
2017	102.938%
2018	101.469%
2019 and thereafter	100.000%

(c) The Company may redeem the Securities at its option, in whole or in part, at any time and from time to time prior to November 1, 2016, at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium (as defined in the Securities) as of, and any accrued and unpaid interest to, the redemption date (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date).

ARTICLE THREE
SECTION 3.01 Guaranties. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, on a senior unsecured basis to each Securityholder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Supplemental Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Supplemental Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article Three notwithstanding any extension or renewal of any Guaranteed Obligation.
Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (1) the failure of any Securityholder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Subsidiary Guarantor) under this Supplemental Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Supplemental Indenture, the Securities or any other agreement; (4) the release of any security held by any Securityholder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Securityholder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 3.06, any change in the ownership of such Subsidiary Guarantor.
Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Securityholder or the Trustee to any security held for payment of the Guaranteed Obligations.
Except as expressly set forth in Sections 3.02 and 3.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Securityholder or the Trustee to assert any claim or demand or to enforce any remedy under this Supplemental Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.
Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Securityholder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Securityholder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Securityholders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Securityholders and the Trustee.
Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Securityholders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Section 5.1 of the Indenture for the purposes of such Subsidiary Guarantor’s Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Section 5.1 of the Indenture, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.
Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Securityholder in enforcing any rights under this Section 3.01.
SECTION 3.02    Limitation on Liability. Any term or provision of this Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of its Guaranteed Obligations, can be hereby guaranteed without rendering this Supplemental Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
SECTION 3.03    Successors and Assigns. Except as provided in Section 3.06 hereof, this Article Three shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the respective successors and assigns of the Trustee and the Securityholders and, in the event of any transfer or assignment of rights by any Securityholder or the Trustee, the rights and privileges conferred upon that party in this Supplemental Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Supplemental Indenture.
SECTION 3.04    No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Securityholders in exercising any right, power or privilege under this Article Three shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Securityholders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Three at law, in equity, by statute or otherwise.
SECTION 3.05    Modification. No modification, amendment or waiver of any provision of this Article Three, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.
SECTION 3.06    Release of Subsidiary Guarantor. A Subsidiary Guarantor will be released from its obligations under this Section 3.06 (other than any obligation that may have arisen under Section 3.07) (a) upon the sale or disposition of (whether by merger, consolidation, the sale of its capital stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving entity in such transaction to a Person that is not the Company or a Restricted Subsidiary; provided that all of the obligations of the Subsidiary Guarantor, if any, under the USG Credit Agreement (or any successor facility) and related documentation terminate upon consummation of such transaction or (b) following the defeasance of the Securities in accordance with Section 10.1(b) of the Indenture to the extent that the obligations of the Company have been discharged thereby.
At the written request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 3.07    Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty shall be entitled, upon payment in full of all Guaranteed Obligations under this Supplemental Indenture, to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with generally accepted accounting principles of the United States of America.
SECTION 3.08    Merger or Consolidation of Subsidiary Guarantors. (a) Subject to Sections 3.06 and 3.08(b) hereof, no Subsidiary Guarantor may consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person unless: (i) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under this Supplemental Indenture, in form reasonably satisfactory to the Trustee and (ii) immediately after such transaction, no Default or Event of Default exists.
(b) The restrictions in Section 3.08(a) hereof shall not prohibit a consolidation or merger between Subsidiary Guarantors or between the Company and a Subsidiary Guarantor.
SECTION 3.09    Future Guarantors. The Company shall cause (i) each Domestic Subsidiary that becomes one of the Company’s “significant subsidiaries” (as such term is defined in Regulation S-X under the Securities Act) after the issue date of the Securities, to become a Subsidiary Guarantor promptly following the time that it is determined to be a “significant subsidiary” in accordance with the periodic and current reporting requirements under the Securities Exchange Act of 1934, as amended, as well as Regulation S-X under the Securities Act (it being understood that the determination as to whether any Subsidiary is a “significant subsidiary” will be made at least annually in connection with the preparation of the Company’s annual financial statements) and (ii) each Domestic Subsidiary that incurs or guarantees any Capital Markets Indebtedness to become a Subsidiary Guarantor promptly following such incurrence or guarantee, as the case may be, in the case of each of (i) and (ii), by executing and delivering to the Trustee a Guaranty Agreement.

ARTICLE FOUR
EVENTS OF DEFAULT
SECTION 4.01    Events of Default. Section 5.1 of the Indenture is hereby amended solely with respect to the Securities by replacing clauses (a) through (f) in their entirety with the following:
“(a)    default by the Company or any Subsidiary Guarantor in the payment of any installment of interest upon the Securities as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or
(b)    default by the Company or any Subsidiary Guarantor in the payment of the principal of, or any premium on, the Securities as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or
(c)    failure on the part of the Company or any Subsidiary Guarantor to observe or perform any other of the covenants or agreements on the part of the Company or any Subsidiary Guarantor in the Indenture and the Supplemental Indenture, for a period of 60 days after the date on which written notice specifying such failure and requiring the Company or any Subsidiary Guarantor, as applicable, to remedy the same and stating that such notice is a “Notice of Default” hereunder shall have been given by registered or certified mail to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least twenty-five percent in aggregate principal amount at maturity of the Securities at the time outstanding; or
(d)    a default occurs under any debt of the Company or any Subsidiary Guarantor having an outstanding principal amount in excess of $50,000,000 in the aggregate which, as a result thereof, the holder(s) of such debt or a trustee or agent acting on their behalf have declared such debt to be due prior to its stated maturity date, or the Company or any Subsidiary Guarantor, as applicable, is required to repurchase or redeem such debt prior to its stated maturity and, in either case, such debt has not been discharged in full or such acceleration or redemption has not been rescinded or annulled within 30 days of the effectiveness thereof; or
(e)    the Company or any Subsidiary Guarantor shall make an assignment for the benefit of creditors, or shall file a petition in bankruptcy; or the Company or any Subsidiary Guarantor shall be adjudicated insolvent or bankrupt, or shall petition or shall apply to any court having jurisdiction in the premises for the appointment of a receiver, trustee, liquidator or sequestrator of, or for, the Company or any Subsidiary Guarantor, or any substantial portion of the property of the Company or any Subsidiary Guarantor; or the Company or any Subsidiary Guarantor shall commence any proceeding relating to the Company or such Subsidiary Guarantor or any substantial portion of the property of the Company or such Subsidiary Guarantor under any insolvency, reorganization, arrangement, or readjustment of debt, dissolution, winding-up, adjustment, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect (hereinafter in this subsection (e) called “Proceeding”); or if there shall be commenced against the Company or any Subsidiary Guarantor any Proceeding and an order approving the petition shall be entered, or such Proceeding shall remain undischarged or unstayed for a period of 60 days; or a receiver, trustee, liquidator or sequestrator of, or for, the Company or any Subsidiary Guarantor or any substantial portion of the property of the Company or any Subsidiary Guarantor; provided that a resolution or order for winding-up the Company or any Subsidiary Guarantor with a view to its consolidation, amalgamation or merger with another company or the transfer of its assets as a whole, or substantially as a whole, to such other company as provided in Section 9.1 shall not make the rights and remedies herein enforceable under this subsection (e) of Section 5.1 if such last-mentioned company shall, as a part of such consolidation, amalgamation, merger or transfer, and within 60 days from the passing of the resolution or the date of the order, comply with the conditions to that end stated in Section 9.1; or
(f)    except as permitted by this Supplemental Indenture, any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty;”

ARTICLE FIVE
PERMITTED LIENS
SECTION 5.01 Permitted Liens. The definition of “Permitted Liens” in the Indenture is hereby amended solely with respect to the Securities as follows:
(a)    Clause (xi) is replaced in its entirety with the following:
“(xi) Liens existing or arising securing indebtedness or any other obligations under the Third Amended and Restated Credit Agreement, dated as of December 21, 2010, among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and Wells Fargo Bank, N.A., as co-syndication agents, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as lead arrangers and bookrunners, and Wells Fargo Securities LLC, as bookrunner, or any renewals, amendments, increases, or extensions, replacements or refinancings thereof intended to rank equally in priority to the foregoing;”

(b) Clause (xvi) is replaced in its entirety with the following:
“[RESERVED];”.
ARTICLE SIX
MISCELLANEOUS PROVISIONS
SECTION 6.01 Ratification. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.
SECTION 6.02 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all such counterparts shall together constitute but one and the same instrument.
SECTION 6.03 Governing Law. THIS SUPPLEMENTAL INDENTURE AND EACH SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 5 to be duly executed as of the day and year first above written.
USG CORPORATION
By: /s/ Matthew F. Hilzinger
Name:    Matthew F. Hilzinger

Title:	Executive Vice President and Chief Financial Officer

By: /s/ Kenneth R. Banas
Name:    Kenneth R. Banas
Title:    Treasurer
L&W SUPPLY CORPORATION
By: /s/ Matthew F. Hilzinger
Name:    Matthew F. Hilzinger
Title:    Vice President and Assistant
Treasurer

UNITED STATES GYPSUM COMPANY
By: /s/ Matthew F. Hilzinger
Name:    Matthew F. Hilzinger
Title:    Vice President and Assistant
Treasurer

USG FOREIGN INVESTMENTS, LTD.
By: /s/ Matthew F. Hilzinger
Name:    Matthew F. Hilzinger
Title:    Vice President and Assistant
Treasurer

USG INTERIORS, LLC
By: /s/ Matthew F. Hilzinger
Name:    Matthew F. Hilzinger
Title:     Vice President and Assistant
Treasurer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee
By: /s/ Grace A. Gorka
Name:    Grace A. Gorka
Title:    Vice President

EXHIBIT A
[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]
[Restricted Securities Legend]
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: SIX MONTHS] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE

SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
[Additional Restricted Securities Legend for Securities Offered in Reliance on Rule 144A]
EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
[Additional Restricted Securities Legend for Securities Offered in Reliance on Regulation S.]
THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.
[Definitive Securities Legend]
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

USG CORPORATION.
5.875% Senior Note due 2021
Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No. __	U.S.$___
CUSIP No.: ___

USG Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount set forth above on November 1, 2021, and to pay interest thereon from October 31, 2013 or from the most recent interest payment date to which interest has been paid or duly provided for, semiannually on May 1 and November 1 in each year, beginning on May 1, 2014, at the rate of 5.875% per annum, until the principal hereof is paid or made available for payment.
The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest, which shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such interest payment date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security register or by wire transfer to an account maintained by the Person entitled thereto as specified in the Security register, provided that such Person shall have given the Trustee written wire instructions at least five Business Days prior to the applicable Interest Payment Date.
Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
[Signatures appear on next page]

IN WITNESS WHEREOF, USG Corporation has caused this instrument to be duly signed.
USG CORPORATION
By:     _______________________
    Name:
    Title:
By:     _______________________
    Name:
    Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated herein and referred to in the within-mentioned Indenture.

U.S. Bank National Association,
as Trustee
By: ________________________
Authorized Signatory
Dated: October 31, 2013

[FORM OF REVERSE SIDE OF SECURITY]
5.875% Senior Note due 2021
Section 1. Indenture
The Company issued the Securities under an Indenture, dated as of November 1, 2006, between the Company and the Trustee, and Supplemental Indenture No. 5 thereto, dated as of October 31, 2013 (collectively, the “Indenture”). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act as in effect on the date of the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Securityholders are referred to the Indenture and the Trust Indenture Act for a statement of such terms and provisions.
The Securities are senior unsecured obligations of the Company initially limited to $350,000,000 aggregate principal amount at any one time outstanding.
Section 2. Redemption
Except as set forth below and subject to compliance with Article Twelve of the Indenture, the Company shall not be entitled to redeem the Securities at its option.
The Company may redeem the Securities at its option, in whole or in part, at any time and from time to time on or after November 1, 2016, at the following redemption prices (expressed in percentages of principal amount on the redemption date), plus any accrued and unpaid interest to the redemption date (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 1 of the years set forth below:

Period	Redemption Price
2016	104.406%
2017	102.938%
2018	101.469%
2019 and thereafter	100.000%

The Company may redeem the Securities at its option, in whole or in part, at any time and from time to time prior to November 1, 2016, at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and any accrued and unpaid interest to, the redemption date (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, installments of interest on Securities that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the Holders as of the close of business on the relevant record date. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
“Applicable Premium” means, with respect to any Security on any redemption date, the greater of:

(1) 1.0% of the principal amount of such Security; and
(2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such Security at November 1, 2016 (such redemption price being described in Section 2.08(b)), plus (ii) all required interest payments due on such Security through November 1, 2016 (excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such Security.
“Treasury Rate” means, as of any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the heading “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after November 1, 2016, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities from the redemption date to November 1, 2016, that would be utilized at the time of selection in accordance with customary financial practice in pricing new issues of corporate debt securities of a maturity most nearly equal to November 1, 2016.

“Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations or (2) if the Independent Investment Banker is unable to obtain five such Reference Treasury Dealer Quotations, the average of all such quotations obtained by the Independent Investment Banker.

“Independent Investment Banker” means either Goldman, Sachs & Co. or J.P. Morgan Securities LLC, and their respective successors, or, if all of the foregoing firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after approval by the Company.

“Reference Treasury Dealer” means (1) each of Goldman, Sachs & Co. and J.P. Morgan Securities LLC, or their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute another Primary Treasury Dealer and (2) any three other Primary Treasury Dealers selected by the Independent Investment Banker after consultation with the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Section 3. Repurchase Upon Change of Control

If a Change of Control occurs, unless the Company has exercised its right to redeem the Securities as provided in Section 2 above, the Company shall make an offer to each Securityholder to repurchase all or any part (in integral multiples of $1,000) of that Securityholder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to the date of purchase. Within 30 days following any Change of Control or, at the option of the Company, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall mail a notice to each Securityholder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control and offering to repurchase Securities on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control occurring on or prior to the payment date specified in the notice.

The Company shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 (the “Exchange Act”), and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 3, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3, or the Indenture by virtue of such conflict.

The Company shall, to the extent lawful:

•	on the Change of Control payment date, accept for payment all Securities or portions of Securities properly tendered pursuant to the aforementioned offer;

•
at any time on or prior to the Change of Control payment date, deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Securities or portions of Securities properly tendered; and

•
on the Change of Control payment date or the Business Day immediately following such date, deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Securities being purchased by the Company.

The Paying Agent will promptly mail to each Securityholder of Securities properly tendered the purchase price for the Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Securityholder a new Security equal in principal amount to any unpurchased portion of any Securities surrendered; provided, that each new Security will be in a principal amount of $2,000 or an integral multiple of $1,000 above that amount.

The Company shall not be required to make an offer to repurchase the Securities upon a Change of Control if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Securities properly tendered and not withdrawn under its offer.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s properties or assets and those of its subsidiaries taken as a whole to any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its subsidiaries;

(2) the adoption of a plan relating to the Company’s liquidation or dissolution;

(3) the first day on which a majority of the members of the Board of Directors are not Continuing Directors of the Company; or

(4) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its wholly-owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Voting Stock of the Company, measured by voting power rather than number of shares.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the date of the issuance of the Securities or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director).

      “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

Section 4. Sinking Fund
The Securities are not subject to any sinking fund.
Section 5. Guaranty
The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by each of the Subsidiary Guarantors to the extent set forth in the Supplemental Indenture.
Section 6. Denominations; Transfer; Exchange
The Securities are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Securityholder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Securityholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption or to transfer or exchange any Securities for a period of 15 days prior to the mailing of a notice of redemption of Securities to be redeemed.

Section 7. Persons Deemed Owners
The registered Holder of this Security may be treated as the owner of it for all purposes.
Section 8. Unclaimed Money
If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
Section 9. Discharge and Defeasance
Subject to certain conditions as set forth in the Indenture, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.
Section 10. Trustee Dealings with the Company
Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.
Section 11. No Recourse Against Others
A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
Section 12. Authentication
This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.
Section 13. Governing Law
THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 14. CUSIP Numbers
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
Section 15. Indenture
The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security.
Section 16. Reports
To the extent required to permit Securityholders (other than the Company’s affiliates and affiliates of any of the Subsidiary Guarantors) to sell their Securities without registration under the Securities Act, the Company will make publicly available the information concerning the Company specified in Rule 144(c)(2) under the Securities Act.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE
OR REGISTRATION OF TRANSFER OF SECURITIES
This Certificate relates to $_____________ principal amount of Securities held in (check applicable space) ___ book-entry or ___ definitive form by _________________________ (the “Transferor”).
The Transferor (check one box below):

[_]
has requested the Trustee by written order to deliver in exchange for its beneficial     interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

[_]	has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.
In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the date that is (a) six months (in the case of Securities held by a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933) or (b) 40 days (in the case of Securities held by a non-U.S. person and purchased in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933) (the “Resale Restriction Period”), the undersigned confirms that such Securities are being transferred in accordance with its terms:
CHECK ONE BOX BELOW

(1)	[_] to the Company; or

(2)	[_] pursuant to an effective registration statement under the Securities Act of 1933; or

(3)
[_]    inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)
[_]    outside the United States to a non-U.S. person in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	[_] pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Prior to the expiration of the Resale Restriction Period, unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (3), (4) and (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information satisfactory to the Company and the Trustee to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

[INSERT NAME OF TRANSFEROR]
Dated:

By:___________________________________

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Notice:To be executed by an executive officer

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.
The undersigned represents and warrants that it is not a “U.S. person” (as defined in Rule 902 of Regulation S under the Securities Act of 1933) and that it is acquiring this Security in a transaction or transactions taking place outside the United States in accordance with Regulation S. The undersigned acknowledges that the Security cannot be resold unless registered under the Securities Act of 1933 or pursuant to an exemption from registration under the Securities Act of 1933.

Dated:
Notice:To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase)	Signature of authorized signatory of Trustee or Securities Custodian

ASSIGNMENT FORM
To assign this Security, fill in the form below:

I or we assign and transfer this Security to

______________________________________________________________________
(Print or type assignee’s name, address and zip code)

______________________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint _____________________________________agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.
Date: ______________________ Your Signature: ______________________________

____________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

EXHIBIT B

[Form of Guaranty Agreement]

GUARANTY AGREEMENT (this “Guaranty Agreement”) dated as of , among [GUARANTOR] (the “New Guarantor”), a subsidiary of USG Corporation (or its successor), a Delaware corporation (the “Company”), [EXISTING GUARANTORS] (the “Existing Guarantors”) and U.S. Bank National Association, as trustee under the supplemental indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee a supplemental indenture (the “Supplemental Indenture”) dated as of October 31, 2013, providing for the issuance of an aggregate principal amount of up to $350,000,000 of 5.875% Senior Notes due 2021 (the “Securities”); and

WHEREAS Section 3.09 of the Supplemental Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a guaranty agreement pursuant to which the New Guarantor shall unconditionally guarantee all of the Company’s obligations under the Securities pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

1.    Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Article Three of the Supplemental Indenture and to be bound by all other applicable provisions of the Supplemental Indenture and the Securities.

2.    Governing Law. THIS GUARANTY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

3.    Trustee Makes No Representation. The Trustee makes no representations as to the validity or sufficiency of this Guaranty Agreement.

4.    Counterparts. The parties may sign any number of copies of this Guaranty Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

5.    Effect of Headings. The section headings herein are for convenience only and shall not effect the construction thereof.

(Signature Page Follows)

B- 1

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty Agreement to be duly executed as of the date first above written.

[NEW GUARANTOR],

by
______________________
Name:
Title:

USG CORPORATION,

by
______________________
Name:
Title:

[EXISTING GUARANTORS]

by
______________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
AS TRUSTEE

by
______________________
Name:
Title:

B- 2